UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2016
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2016, Astronics Corporation held its 2016 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year; and

3.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock.

In accordance with the Company’s Restated Certificate of Incorporation, on all agenda items the holders of Astronics common shares and Class B shares voted together as one class, with each common share entitled to one vote and each Class B share entitled to ten votes.
The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

1) The nominees to the Board of Directors were elected based on the following shares voted:

	For	Withheld	Broker Non-Votes
Raymond W. Boushie	53,158,642	5,276,411	12,244,693
Robert T. Brady	51,702,757	6,732,296	12,244,693
John B. Drenning	40,515,609	17,919,444	12,244,693
Peter J. Gundermann	48,102,185	10,332,868	12,244,693
Kevin T. Keane	45,501,514	12,933,539	12,244,693
Robert J. McKenna	45,562,788	12,872,265	12,244,693

2) Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2016. A total of 69,078,227 votes were cast for the proposal, 387,549 votes were cast against it and 1,213,970 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

3) Approval of an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Class B Stock. A total of 47,724,943 votes were cast for the proposal, 22,656,709 votes were cast against it and 298,094 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	June 2, 2016	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer